Exhibit 4.01

NEURALSTEM, INC.

INDUCEMENT AWARD

STOCK OPTION PLAN

SECTION 1.          GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Neuralstem, Inc. Inducement Award Stock Option Plan (the “Plan”). The purpose of the Plan is to provide non-qualified stock options to individuals not previously employees or non-employee directors of Neuralstem, Inc. (the “Company”) (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Effective Date” means February 15, 2016.

“Eligible Individual” means any individual who was not previously an employee or a non-employee director of the Company or any of its Subsidiaries (or who has had a bona fide period of non-employment with the Company and its Subsidiaries) who is hired by the Company or one of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Capital Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations; provided further, however, that if the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means a stock option that is not intended to be an “incentive stock option” under Section 422 of the Code.

“Option Certificate” means a written or electronic document setting forth the terms and provisions applicable to a Non-Qualified Stock Option granted under the Plan. Each Option Certificate is subject to the terms and conditions of the Plan.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, or (iii) the sale of all of the Stock of the Company to an unrelated person or entity.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the common stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a fifty (50) percent interest, either directly or indirectly.

SECTION 2.        ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE NON-QUALIFIED STOCK OPTIONS

(a)          Administration of Plan. The Plan shall be administered by the Administrator.

(b)          Powers of Administrator. The Administrator shall have the power and authority to grant Non-Qualified Stock Options consistent with the terms of the Plan, including the power and authority:

(i)          to select the individuals to whom Non-Qualified Stock Options may from time to time be granted;

(ii)         to determine the time or times of grant;

(iii)        to determine the number of shares of Stock to be covered by Non-Qualified Stock Options;

(iv)        to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of Non-Qualified Stock Options, which terms and conditions may differ among individual Non-Qualified Stock Options and grantees, and to approve the form of Option Certificates;

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(v)         to accelerate at any time the exercisability or vesting of all or any portion of Non-Qualified Stock Options;

(vi)        subject to the provisions of Section 5(b), to extend at any time the period in which a Non-Qualified Stock Option may be exercised; and

(vii)       at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Non-Qualified Stock Option (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)          Delegation of Authority to Grant Options. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Non-Qualified Stock Options. Any such delegation by the Administrator shall include specific limitations as to the number of Non-Qualified Stock Options that may be granted during the period of the delegation and shall contain specific guidelines as to the number of Non-Qualified Stock Options that can be made to an Eligible Individual, determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)          Option Certificate. Non-Qualified Stock Options under the Plan shall be evidenced by Option Certificates that set forth the terms, conditions and limitations for each Option which may include, without limitation, the term of a Non-Qualified Stock Option and the provisions applicable in the event employment or service terminates.

(e)          Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

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(f)          Foreign Non-Qualified Stock Option Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Non-Qualified Stock Options, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Non-Qualified Stock Option granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Non-Qualified Stock Option is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Non-Qualified Stock Options shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.        STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)          Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be Six Million (6,000,000) shares (the “Initial Limit”), subject to adjustment as provided in Section 3(c). For purposes of this limitation, the shares of Stock underlying any Non-Qualified Stock Options that are forfeited, canceled, held back upon exercise of a Non-Qualified Stock Option or settlement of a Non-Qualified Stock Option to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)          Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to any then outstanding Non-Qualified Stock Options under the Plan, and (iii) the exercise price for each share subject to any then outstanding Non-Qualified Stock Options, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Non-Qualified Stock Options) as to which such Non-Qualified Stock Options remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Non-Qualified Stock Options and the exercise price and the terms of outstanding Non-Qualified Stock Options to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

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(c)          Mergers and Other Transactions. Except as the Administrator may otherwise specify with respect to particular Non-Qualified Stock Options in the relevant Option Certificate, in the case of and subject to the consummation of a Sale Event, all Non-Qualified Stock Options that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event unless the parties to the Sale Event agree that Non-Qualified Stock Options will be assumed or continued by the successor entity. Upon the effective time of the Sale Event, the Plan and all outstanding Non-Qualified Stock Options granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Non-Qualified Stock Options theretofore granted by the successor entity, or the substitution of such Non-Qualified Stock Options with new Non-Qualified Stock Options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Non-Qualified Stock Options, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Non-Qualified Stock Options (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Non-Qualified Stock Options; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Non-Qualified Stock Options held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of the Non-Qualified Stock Options not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

(d)          Substitute Non-Qualified Stock Options. The Administrator may grant Non-Qualified Stock Options under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Non-Qualified Stock Options granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.        ELIGIBILITY

Grantees under the Plan will be such Eligible Individuals as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.        NON-QUALIFIED STOCK OPTIONS

Any Non-Qualified Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Non-Qualified Stock Options granted pursuant to this Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

(a)          Exercise Price. The exercise price per share for the Stock covered by a Non-Qualified Stock Option shall be determined by the Administrator at the time of grant but shall not be less than one hundred (100) percent of the Fair Market Value on the date of grant.

(b)          Option Term. The term of each Non-Qualified Stock Options shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted.

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(c)          Exercisability; Rights of a Stockholder. Non-Qualified Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Non-Qualified Stock Option. A grantee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Non-Qualified Stock Option and not as to unexercised Non-Qualified Stock Options.

(d)          Method of Exercise. Non-Qualified Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Certificate:

(i)          In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)         Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the grantee on the open market or that have been beneficially owned by the grantee for at least six months and that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii)        By the grantee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the grantee chooses to pay the purchase price as so provided, the grantee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

(iv)        By a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the grantee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Non-Qualified Stock Option will be contingent upon receipt from the grantee (or a purchaser acting in his stead in accordance with the provisions of the Non-Qualified Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the grantee). In the event a grantee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the grantee upon the exercise of the Non-Qualified Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Non-Qualified Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Non-Qualified Stock Options may be permitted through the use of such an automated system.

SECTION 6.        TRANSFERABILITY

(a)          Transferability. Except as provided in Section 6(b) below, during a grantee’s lifetime, his or her Non-Qualified Stock Options shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Non-Qualified Stock Options shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Non-Qualified Stock Options shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

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(b)          Administrator Action. Notwithstanding Section 6(a), the Administrator, in its discretion, may provide either in the Option Certificate regarding a given Non-Qualified Stock Option or by subsequent written approval that the grantee may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Non-Qualified Stock Option. In no event may a Non-Qualified Stock Option be transferred by a grantee for value.

(c)          Family Member. For purposes of Section 6(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)          Designation of Beneficiary. Each grantee to whom a Non-Qualified Stock Option has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Non-Qualified Stock Option or receive any payment under any Non-Qualified Stock Option payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 7.        TAX WITHHOLDING

(a)          Payment by Grantee. Each grantee shall, no later than the date as of which the value of a Non-Qualified Stock Option or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)          Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Non-Qualified Stock Option a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

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SECTION 8.        SECTION 409A AWARDS

To the extent that any Non-Qualified Stock Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award ”), the Non-Qualified Stock Option shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Non-Qualified Stock Option may not be accelerated except to the extent permitted by Section 409A.

SECTION 9.        TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)          a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b)          an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 10.      AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Non-Qualified Stock Option for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Non-Qualified Stock Option without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Non-Qualified Stock Options or effect repricing through cancellation and re-grants or cancellation of Non-Qualified Stock Options in exchange for cash. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 10 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 11.      STATUS OF PLAN

With respect to the portion of any Non-Qualified Stock Option that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Non-Qualified Stock Option or Non-Qualified Stock Options. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Non-Qualified Stock Options hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

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SECTION 12.      GENERAL PROVISIONS

(a)          No Distribution. The Administrator may require each person acquiring Stock pursuant to a Non-Qualified Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)          Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Non-Qualified Stock Option, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Non-Qualified Stock Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)          Stockholder Rights. Until Stock is deemed delivered in accordance with Section 12(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with a Non-Qualified Stock Option, notwithstanding the exercise of a Non-Qualified Stock Option or any other action by the grantee with respect to a Non-Qualified Stock Option.

(d)          Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Non-Qualified Stock Options do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e)          Trading Policy Restrictions. Option exercises and other Non-Qualified Stock Options under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

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(f)             Company Documents and Policies. This Plan and all Non-Qualified Stock Options granted hereunder are subject to the corporate articles and by-laws of the Company, as they may be amended from time to time, and all other Company policies duly adopted by the Board or the Administrator and as in effect from time to time regarding the acquisition, ownership or sale of Stock by employees, including without limitation policies intended to limit the potential for insider trading and to avoid or recover compensation payable or paid on the basis of inaccurate financial results or statements, employee conduct, and other similar events.

SECTION 13.       EFFECTIVE DATE OF PLAN

This Plan shall become effective upon the Effective Date.

SECTION 14.       GOVERNING LAW

This Plan and all Non-Qualified Stock Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: February 15, 2016

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